Arkansas Secretary of State
Charlie Daniels

State Capitol Building ♦ Little Rock, Arkansas 72201-1094 ♦ 501.682.3409

I, Charlie Daniels, Secretary of State of the State of Arkansas, and as such, keeper of the records of domestic and foreign corporations, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

All Corporate records on file for

BLACK ROCK CAPITAL, LLC

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 18th day of May 2010.

Charlie Daniels
Secretary of State

By: J. Butler

_0020175 Articles of Organization - LL
Due Date: 07/16/2010
Print Date: 07/16/2010 17:03:49

ARTICLES OF ORGANIZATION

OF

Black Rock Capital, LLC

The undersigned persons acting as organizers of a limited liability company under the Arkansas Small Business Entity Tax Pass Through Act, Ark. Code Ann. § 4-32-101 et seq., adopt the following Articles of Organization.

1. **Name**. The name of the Limited Liability Company is **Black Rock Capital, LLC**

2. **Duration**. Its period of duration is 20 years from the date of filing the articles of organization with the Arkansas Secretary of State, unless sooner dissolved by the members or as provided by statute.

3. **Purpose**. The purposes for which this Limited Liability Company is formed is to conduct business not contrary to law.

4. **Principal Place of Business**. The address of its principal place of business is 101 East Front Street, Lonoke, AR 72086.

5. **Registered Agent & Office**. The name of its registered agent whose consent to appointment to registered agent is included with these articles is J. Michael Stuart and the address of the registered office is 101 East Front Street, Lonoke, AR 72086.

6. **Capitalization**. Each member has contributed an equal amount of cash to the limited liability company.

7. **Additional Capital Contribution of Members**. No additional capital contributions will be required.

8. **Admission of Additional Members**. Additional members may be admitted only upon such terms as are unanimously agreed to by all members in the operating agreement.

9. **Continuity**. The remaining members of the Limited Liability Company, upon unanimous agreement, will have the right to continue the business upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member in this Limited Liability Company.

10. **Return of Capital Distribution of Profits**. The members' right to the return of capital shall be determined from the company's books, as of the effective date of sale of the property and termination of the company, based on generally accepted accounting practices. Members agree to share income and surplus according to the percentage of their ownership in the

company. Withdrawal of an owner will be only on terms unanimously agreed by the parties in the Operating Agreement without diminishing the prospects of the company's venture and subject to the limitations of Ark. Code Ann. § 4-32-802.

11. **Counterparts**. This agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument. It shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart.

12. **Meeting** - Telephonic Meetings. Members of the Company may participate in any meeting of the members by means of conference telephone or similar communication if all persons participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

13. **Meeting** - Presumption of Assent. A member of the Company who is present at a meeting of the members at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting; or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof; or shall forward such dissent by certified mail to the secretary of the meeting immediately after the adjournment of the meeting. Such right to dissent shall not apply to a member who voted in favor of such action.

14. **Meeting** - Formal Action. Ordinarily, the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the members. Upon demand of any member, voting on a particular issue shall be in accordance with the percentage of equity ownership each member owns in the company.

15. **Meeting** - Informal Action. Action required or permitted to be taken at a membership meeting may be taken without a meeting if notice of the proposed action is given to or waived by all voting members and the action is reduced to writing and is approved and signed by the holders of all membership interest entitled to vote on the action.

EXECUTED this 28th day of October, 2005.

J. MICHAEL STUART, ORGANIZER

ACKNOWLEDGMENT

STATE OF ARKANSAS)
)
COUNTY OF LONOKE)

On this 28th day of October, 2005, before me, a Notary Public, personally appeared **J. Michael Stuart**, who acknowledged himself to be the **Organizer** in the foregoing instrument and stated that he had executed the same for the consideration and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Cathy C. Smith
NOTARY PUBLIC

My Commission expires:

CATHY C. SMITH
NOTARY PUBLIC-STATE OF ARKANSAS
LONOKE COUNTY
My Commission Expires 12-15-2014

CERTIFIED COPY

CONSENT TO APPOINTMENT AS REGISTERED AGENT

I, **J. Michael Stuart**, accept the appointment as registered agent, and state that I am familiar with the duties as agent.

J. MICHAEL STUART

SUBSCRIBED and **SWORN** to before me this 28th day of October, 2005.

NOTARY PUBLIC

My Commission expires:

CATHY C. SMITH
NOTARY PUBLIC-STATE OF ARKANSAS
LONOKE COUNTY
My Commission Expires 12-15-2014

CONSENT TO ASSIGNMENT AND RELEASE OF LIABILITY

I, David Estes, being the only other member of Black Rock Capital, LLC, do hereby consent, pursuant to Article XIV of the Operating Agreement of Black Rock Capital, LLC, an Arkansas limited liability company established on October 28, 2005, to the assignment by J. Michael Stuart of his interest as a member and as manager in said limited liability company to me, effective May 12, 2010.

This Consent to Assignment shall become a permanent part of the records of Black Rock Capital, LLC and anyone receiving a copy of this document and the corresponding Assignment of Interest can rely on these documents as having transferred all the interest of J. Michael Stuart to David Estes.

I further release J. Michael Stuart from any liability for any and all claims, demands, moneys, causes of action, damages, costs, expenses or payments of any kind and nature, and specifically including, without limitation, known and unknown claims, demands and damages, which may accrue or have accrued as a result of all matters related to the operation of Black Rock Capital, LLC.

WITNESS my hand and seal this 12th day of May, 2010.

[signature]
David Estes

STATE OF ARKANSAS)
)
COUNTY OF Pulaski)

SUBSCRIBED and **SWORN** to before me this 12th day of May, 2010.

[signature]
Notary Public

My Commission expires:

CATHY C. SMITH
NOTARY PUBLIC-STATE OF ARKANSAS
LONOKE COUNTY
My Commission Expires 10-16-2014

ASSIGNMENT OF INTEREST

I, J. Michael Stuart, pursuant to Article XIV of the Operating Agreement of Black Rock Capital, LLC, do hereby transfer all my right, title and interest as a member and as manager in Black Rock Capital, LLC, an Arkansas limited liability company established October 28, 2005 to David Estes, thus terminating my interest in such limited liability company effective May 12, 2010.

This Assignment of Interest shall become a permanent part of the records of Black Rock Capital, LLC and anyone receiving a copy of this document and the corresponding Consent to Assignment can rely on these documents as having transferred all the interest of J. Michael Stuart to David Estes.

WITNESS my hand and seal this 12th day of May, 2010.

J. Michael Stuart, Assignor

STATE OF ARKANSAS)
)
COUNTY OF LONOKE)

SUBSCRIBED and **SWORN** to before me this 12th day of May, 2010.

Cathy Smith
Notary Public

My Commission expires:

CATHY C. SMITH
NOTARY PUBLIC-STATE OF ARKANSAS
LONOKE COUNTY
My Commission Expires 12-18-2016

CONSENT TO ASSIGNMENT AND RELEASE OF LIABILITY

I, David Estes, being the only other member of Black Rock Capital, LLC, do hereby consent, pursuant to Article XIV of the Operating Agreement of Black Rock Capital, LLC, an Arkansas limited liability company established on October 28, 2005, to the assignment by Neil Bennett, Jr. of his interest as a member in said limited liability company to me, effective May 12, 2010.

This Consent to Assignment shall become a permanent part of the records of Black Rock Capital, LLC and anyone receiving a copy of this document and the corresponding Assignment of Interest can rely on these documents as having transferred all the interest of Neil Bennett, Jr. to David. Estes.

I further release Neil Bennett, Jr. from any liability for any and all claims, demands, moneys, causes of action, damages, costs, expenses or payments of any kind and nature, and specifically including, without limitation, known and unknown claims, demands and damages, which may accrue or have accrued as a result of all matters related to the operation of Black Rock Capital, LLC.

WITNESS my hand and seal this 24 day of May, 2010.

____
David Estes

STATE OF ARKANSAS)
)
COUNTY OF Lonoke)

SUBSCRIBED and **SWORN** to before me this 14th day of May, 2010.

____
Notary Public

CATHY C. SMITH
NOTARY PUBLIC-STATE OF ARKANSAS
LONOKE COUNTY
My Commission Expires 12-15-2013

ASSIGNMENT OF INTEREST

I, Neil Bennett, Jr., pursuant to Article XIV of the Operating Agreement of Black Rock Capital, LLC, do hereby transfer all my right, title and interest as a member in Black Rock Capital, LLC, an Arkansas limited liability company established October 28, 2005 to David Estes, thus terminating my interest in such limited liability company effective May 12, 2010.

This Assignment of Interest shall become a permanent part of the records of Black Rock Capital, LLC and anyone receiving a copy of this document and the corresponding Consent to Assignment can rely on these documents as having transferred all the interest of Neil Bennett, Jr. to David Estes.

WITNESS my hand and seal this 12th day of May, 2010.

Neil Bennett, Jr., Assignor

STATE OF ARKANSAS)
)
COUNTY OF LONOKE)

SUBSCRIBED and **SWORN** to before me this 12th day of May, 2010.

Cathy C. Smith

Notary Public

My Commission expires:

CATHY C. SMITH
NOTARY PUBLIC-STATE OF ARKANSAS
LONOKE COUNTY
My Commission Expires 12-15-2014